Exhibit 99.1

May 6, 2024	Analyst Contact:	Erin Dailey 918-947-7411
	Media Contact:	Leah Harper 918-947-7123
ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance

Declares Second Quarter Dividend

TULSA, Okla. - May 6, 2024 - ONE Gas, Inc. (NYSE: OGS) today announced its first quarter financial results, affirmed its 2024 financial guidance and declared its quarterly dividend.

“Efficient capital execution and our focus on safe operations position us well to serve a growing customer base,” said Robert S. McAnnally, president and chief executive officer. “Based on our first quarter results, we remain on track to achieve the midpoint of our 2024 financial guidance.”

FIRST QUARTER 2024 FINANCIAL RESULTS & HIGHLIGHTS

•First quarter 2024 net income was $99.3 million, or $1.75 per diluted share, compared with $102.6 million, or $1.84 per diluted share, in the first quarter 2023;
•While weather across the Company's service areas was 9 percent warmer than normal, the impact on operating income was mitigated by weather normalization mechanisms;
•For the seventh consecutive year, ONE Gas was awarded the American Gas Association Safety Achievement Award for excellence in employee safety; and
•The board of directors declared a quarterly dividend of $0.66 per share ($2.64 annualized), payable on June 4, 2024, to shareholders of record at the close of business on May 20, 2024.

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ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

FIRST QUARTER 2024 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $145.9 million in the first quarter 2024, compared with $149.2 million in the first quarter 2023, which primarily reflects:

•an increase of $8.5 million in employee-related costs due in part to planned investments in the Company's workforce and ongoing in-sourcing efforts; and
•a decrease of $3.7 million in revenue due to lower sales volumes, net of the impact of weather normalization mechanisms.

These impacts were partially offset by:

•an increase of $11.2 million in revenue from new rates.

Actual heating degree days across the Company's service areas were 4,741 for the first quarter 2024, 9 percent warmer than normal weather and 3 percent warmer than the same period last year. The impact on operating income was mitigated by weather normalization mechanisms.

Excluding interest related to KGSS-I bonds, net interest expense increased $1.7 million for the three months ending March 31, 2024, due primarily to the issuance of $300 million of 5.10 percent senior notes in December 2023 and the repayment of $300 million of 3.61 percent senior notes and $473 million of 1.10 percent senior notes in February and March 2024, respectively.

Income tax expense includes a credit for amortization of the regulatory liability associated with excess deferred income taxes (EDIT) of $10.1 million and $9.9 million for the three months ended March 31, 2024, and 2023, respectively.

Capital expenditures and asset removal costs were $179.4 million for the first quarter 2024 compared with $164.6 million in the same period last year, primarily representing expenditures for system integrity and extension of service to new areas.

REGULATORY ACTIVITIES UPDATE

In February 2024, Oklahoma Natural Gas filed its annual Performance-Based Rate Change application for the test year ended December 2023. The filing includes a requested $31.8 million base rate revenue increase, $2.4 million energy efficiency incentive and $12.8 million of EDIT to be credited to customers in 2025. A hearing is scheduled for June 4, 2024.

In March 2024, Kansas Gas Service submitted a general rate case requesting an increase in net base rates of $58.1 million. The filing’s total request is for a $93.1 million increase, which includes $35.0 million in revenue increase that is already approved and collected through Gas System Reliability Surcharge filings. Kansas Gas Service proposed a performance-based ratemaking mechanism and a rate class designation for residential customers based on annual usage.

ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

In March 2024, Texas Gas Service made a Gas Reliability Infrastructure Program (GRIP) filing for all customers in the West-North service area, requesting a $8.6 million increase to be effective in July 2024.

In February 2024, Texas Gas Service made a GRIP filing for all customers in the Central-Gulf service area, requesting a $12.3 million increase to be effective in June 2024.

2024 FINANCIAL GUIDANCE

ONE Gas affirmed the financial guidance it issued on Nov. 29, 2023, with 2024 net income expected to be in the range of $214 million to $231 million, or $3.70 to $4.00 per diluted share. Capital expenditures, including asset removal costs, are expected to be approximately $750 million in 2024.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will host a conference call on Tuesday, May 7, 2024, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 833-470-1428, passcode 395585, or log on to www.onegas.com/investors and select Events and Presentations.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for 7 days. The playback call may be accessed at 866-813-9403, passcode 784068.
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ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.
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ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•our ability to recover costs, income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates or other recovery mechanisms;
•cyber-attacks, which, according to experts, continue to increase in volume and sophistication, or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee, vendor or Company information; further, increased remote working arrangements have required enhancements and modifications to our information technology infrastructure (e.g. Internet, Virtual Private Network, remote collaboration systems, etc.), and any failures of the technologies, including third-party service providers, that facilitate working remotely could limit our ability to conduct ordinary operations or expose us to increased risk or effect of an attack;
•our ability to manage our operations and maintenance costs;
•the concentration of our operations in Oklahoma, Kansas and Texas;
•changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;
•the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;
•the length and severity of a pandemic or other health crisis which could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;
•competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;
•adverse weather conditions and variations in weather, including seasonal effects on demand and/or supply, the occurrence of severe storms in the territories in which we operate, and climate change, and the related effects on supply, demand, and costs;
•indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;
•our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;
•our ability to complete necessary or desirable expansion or infrastructure development projects, which may delay or prevent us from serving our customers or expanding our business;
•operational and mechanical hazards or interruptions;
•adverse labor relations;
•the effectiveness of our strategies to reduce earnings lag, revenue protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility, counterparty performance or creditworthiness and interest rate risk;
•the capital-intensive nature of our business, and the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets and other sources of liquidity;
•our ability to obtain capital on commercially reasonable terms, or on terms acceptable to us, or at all;
•limitations on our operating flexibility, earnings and cash flows due to restrictions in our financing arrangements;
•cross-default provisions in our borrowing arrangements, which may lead to our inability to satisfy all of our outstanding obligations in the event of a default on our part;
•changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions to execute our business strategy;
•actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;
•changes in inflation and interest rates;
•our ability to recover the costs of natural gas purchased for our customers and any related financing required to support our purchase of natural gas supply;
•impact of potential impairment charges;
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ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

•volatility and changes in markets for natural gas and our ability to secure additional and sufficient liquidity on reasonable commercial terms to cover costs associated with such volatility;
•possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;
•payment and performance by counterparties and customers as contracted and when due, including our counterparties maintaining ordinary course terms of supply and payments;
•changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject, including those that may require significant expenditures, significant increases in operating costs or, in the case of noncompliance, substantial fines or penalties;
•the effectiveness of our risk-management policies and procedures, and employees violating our risk-management policies;
•the uncertainty of estimates, including accruals and costs of environmental remediation;
•advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;
•population growth rates and changes in the demographic patterns of the markets we serve, and economic conditions in these areas’ housing markets;
•acts of nature and naturally occurring disasters;
•the potential effects of threatened or actual terrorism and war, including recent events in Europe and the Middle East;
•the sufficiency of insurance coverage to cover losses;
•the effects of our strategies to reduce tax payments;
•changes in accounting standards;
•changes in corporate governance standards;
•existence of material weaknesses in our internal controls;
•our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;
•our ability to attract and retain talented employees, management and directors, and shortage of skilled-labor;
•unexpected increases in the costs of providing health care benefits, along with pension and postemployment health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans; and
•our ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(Unaudited)	2024	2023
	(Thousands of dollars, except per share amounts)

Total revenues	$758,320	$1,032,143

Cost of natural gas	383,003	665,799

Operating expenses
Operations and maintenance	132,783	126,683
Depreciation and amortization	76,572	71,264
General taxes	20,102	19,166
Total operating expenses	229,457	217,113
Operating income	145,860	149,231
Other income (expense), net	3,508	2,581
Interest expense, net	(31,357)	(30,115)
Income before income taxes	118,011	121,697
Income taxes	(18,694)	(19,076)
Net income	$99,317	$102,621

Earnings per share
Basic	$1.75	$1.85
Diluted	$1.75	$1.84

Average shares (thousands)
Basic	56,729	55,538
Diluted	56,800	55,800

Dividends declared per share of stock	$0.66	$0.65

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ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2024	2023
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$8,606,475	$8,468,967
Accumulated depreciation and amortization	2,368,521	2,333,755
Net property, plant and equipment	6,237,954	6,135,212
Current assets
Cash and cash equivalents	11,509	18,835
Restricted cash and cash equivalents	9,963	20,552
Total cash, cash equivalents and restricted cash and cash equivalents	21,472	39,387
Accounts receivable, net	324,505	347,864
Materials and supplies	80,349	77,649
Natural gas in storage	110,451	187,097
Regulatory assets	94,692	75,308
Other current assets	32,226	37,899
Total current assets	663,695	765,204
Goodwill and other assets
Regulatory assets	283,851	287,906
Securitized intangible asset, net	286,234	293,619
Goodwill	157,953	157,953
Other assets	134,350	131,100
Total goodwill and other assets	862,388	870,578
Total assets	$7,764,037	$7,770,994

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ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS
(Continued)

	March 31,	December 31,
(Unaudited)	2024	2023
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 56,569,396 shares at March 31, 2024; issued and outstanding 56,545,924 shares at December 31, 2023	$566	$565
Paid-in capital	2,031,168	2,028,755
Retained earnings	799,443	737,739
Accumulated other comprehensive loss	(1,192)	(1,182)
Total equity	2,829,985	2,765,877
Other long-term debt, excluding current maturities, net of issuance costs	1,878,260	1,877,895
Securitized utility tariff bonds, excluding current maturities, net of issuance costs	268,102	282,506
Total long-term debt, excluding current maturities, net of issuance costs	2,146,362	2,160,401
Total equity and long-term debt	4,976,347	4,926,278
Current liabilities
Current maturities of other long-term debt	13	772,984
Current maturities of securitized utility tariff bonds	28,183	27,430
Notes payable	953,400	88,500
Accounts payable	196,583	278,056
Accrued taxes other than income	64,405	68,793
Regulatory liabilities	34,844	66,901
Customer deposits	58,064	62,187
Other current liabilities	68,032	112,370
Total current liabilities	1,403,524	1,477,221
Deferred credits and other liabilities
Deferred income taxes	781,316	752,068
Regulatory liabilities	487,475	500,478
Employee benefit obligations	20,220	20,265
Other deferred credits	95,155	94,684
Total deferred credits and other liabilities	1,384,166	1,367,495
Commitments and contingencies
Total liabilities and equity	$7,764,037	$7,770,994
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ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Unaudited)	2024	2023
	(Thousands of dollars)
Operating activities
Net income	$99,317	$102,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,572	71,264
Deferred income taxes	16,247	9,364
Share-based compensation expense	3,117	2,821
Provision for doubtful accounts	1,675	3,925
Proceeds from government securitization of winter weather event costs	—	197,366
Changes in assets and liabilities:
Accounts receivable	21,684	56,336
Materials and supplies	(2,700)	(2,160)
Natural gas in storage	76,646	170,239
Asset removal costs	(12,621)	(13,567)
Accounts payable	(68,117)	(157,533)
Accrued taxes other than income	(4,388)	(2,204)
Customer deposits	(4,123)	(1,387)
Regulatory assets and liabilities - current	(58,520)	5,585
Regulatory assets and liabilities - noncurrent	2,520	21,871
Other assets and liabilities - current	(39,312)	3,573
Other assets and liabilities - noncurrent	265	952
Cash provided by operating activities	108,262	469,066
Investing activities
Capital expenditures	(166,751)	(151,030)
Other investing expenditures	(1,259)	(292)
Other investing receipts	2,029	1,443
Cash used in investing activities	(165,981)	(149,879)
Financing activities
Borrowings (repayments) of notes payable, net	864,900	(272,000)
Repayment of other long-term debt	(773,000)	—
Repayment of securitized utility tariff bonds	(13,780)	—
Dividends paid	(37,336)	(36,002)
Tax withholdings related to net share settlements of stock compensation	(980)	(2,386)
Cash provided by (used in) financing activities	39,804	(310,388)
Change in cash, cash equivalents, restricted cash and restricted cash equivalents	(17,915)	8,799
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	39,387	18,127
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$21,472	$26,926
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$41,497	$33,729
Cash paid (received) for income taxes, net	$(2,797)	$(1,870)
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ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

APPENDIX

ONE Gas, Inc.
KGSS-I SECURITIZATION

In November 2022, Kansas Gas Service Securitization I, L.L.C. (KGSS-I) issued $336 million of securitized utility tariff bonds. KGSS-I used the proceeds from the issuance to purchase the Securitized Utility Tariff Property from Kansas Gas Service, pay for debt issuance costs, and reimburse Kansas Gas Service for upfront securitization costs paid on behalf of KGSS-I.

Revenues for the three months ended March 31, 2024, include $11.7 million associated with KGSS-I, which is offset by $7.5 million in operating and amortization expense and $4.1 million in net interest expense.

The following table summarizes the impact of KGSS-I on the consolidated balance sheets, for the periods indicated:

	March 31,	December 31,
	2024	2023
	(Thousands of dollars)
Restricted cash and cash equivalents	$9,963	$20,552
Accounts receivable	4,694	5,133
Securitized intangible asset, net	286,234	293,619
Current maturities of securitized utility tariff bonds	28,183	27,430
Accounts payable	118	394
Accrued interest	2,757	7,207
Securitized utility tariff bonds, excluding current maturities, net of discounts and issuance costs of $5.2 million and $5.3 million, respectively	268,102	282,506
Equity	1,731	1,768

The following table summarizes the impact of KGSS-I on the consolidated statements of income, for the periods indicated:

	Three Months Ended
	March 31,
	2024	2023
	(Thousands of dollars)
Operating revenues	$11,671	$11,933
Operating expense	(111)	(110)
Amortization expense	(7,385)	(7,089)
Interest income	188	75
Interest expense	(4,327)	(4,809)
Income before income taxes	$36	$—

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ONE Gas Announces First Quarter 2024 Financial Results;
Affirms 2024 Financial Guidance; Declares Second Quarter Dividend
May 6, 2024

APPENDIX

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2024	2023
	(Millions of dollars)
Natural gas sales	$694.1	$971.8
Transportation revenues	$40.4	$38.9
Securitization customer charges	$11.7	$11.9
Other revenues	$12.1	$9.5
Total revenues	$758.3	$1,032.1
Cost of natural gas	$383.0	$665.8
Operating costs	$152.8	$145.8
Depreciation and amortization	$76.6	$71.3
Operating income	$145.9	$149.2
Net income	$99.3	$102.6
Capital expenditures and asset removal costs	$179.4	$164.6

Volumes (Bcf)
Natural gas sales
Residential	52.4	54.6
Commercial and industrial	17.0	18.1
Other	1.1	1.1
Total sales volumes delivered	70.5	73.8
Transportation	63.4	64.9
Total volumes delivered	133.9	138.7

Average number of customers (in thousands)
Residential	2,110	2,100
Commercial and industrial	165	165
Other	3	3
Transportation	12	12
Total customers	2,290	2,280

Heating Degree Days
Actual degree days	4,741	4,872
Normal degree days	5,219	5,237
Percent colder (warmer) than normal weather	(9.2)%	(7.0)%

Statistics by State
Oklahoma
Average number of customers (in thousands)	928	924
Actual degree days	1,681	1,719
Normal degree days	1,800	1,792
Percent colder (warmer) than normal weather	(6.6)%	(4.1)%

Kansas
Average number of customers (in thousands)	656	656
Actual degree days	2,201	2,251
Normal degree days	2,460	2,460
Percent colder (warmer) than normal weather	(10.5)%	(8.5)%

Texas
Average number of customers (in thousands)	706	700
Actual degree days	859	902
Normal degree days	959	985
Percent colder (warmer) than normal weather	(10.4)%	(8.4)%

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